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                                                                       Exhibit J


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" and "Disclosure of Portfolio Holdings" in the Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 33-23966), and to the incorporation by reference therein of our report dated February 11, 2005 on the financial statements and financial highlights of The Park Avenue Portfolio for the year ended December 31, 2004.


                                                              ERNST & YOUNG LLP


Boston, Massachusetts
November 14, 2005